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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 14, 2000



                                 LHS GROUP INC.
             (Exact name of registrant as specified in its charter)




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
                DELAWARE                            000-22409                             58-2224883
      (State or other jurisdiction           (Commission File Number)         (IRS Employer Identification No.)
            of incorporation)
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                              Six Concourse Parkway
                                   Suite 2700
                                Atlanta, GA 30328
                    (Address of principal executive offices)

                                  770-280-3000
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS.

         On March 15, 2000, LHS Group Inc. ("LHS") and Sema Group plc, an English public limited company ("Sema"), announced that they had entered into a Plan and Agreement of Merger, dated as of March 14, 2000 (the "Merger Agreement"). The Merger Agreement sets forth the terms and conditions of the proposed merger of LHS and a wholly owned subsidiary of Sema, pursuant to which LHS will become a subsidiary of Sema (the "Merger"). A copy of the Merger Agreement is included herein as Exhibit 2.1 and a copy of the joint press releases announcing the Merger are included herein as Exhibit 99.1.

         In the Merger, each currently outstanding share of LHS common stock will be exchanged for American Depositary Shares that represent 2.6 ordinary shares of Sema (the "Sema ADSs"). LHS shareholders may at their option elect to receive ordinary shares of Sema instead of Sema ADSs. Sema intends to have the Sema ADSs quoted on the Nasdaq National Market. The ordinary shares will trade on the London Stock Exchange and the Paris Bourse.

         LHS shares held by certain German stockholders, including LHS's Chairman of the Board, Hartmut Lademacher, will remain outstanding. In certain circumstances, these shares may be exchanged for Sema ADSs or Sema ordinary shares on the same terms as provided in the Merger.

         Completion of the Merger is subject to the satisfaction of various conditions contained in the Merger Agreement, including: (1) the approval of the Merger by the stockholders of both LHS and Sema; (2) the Securities and Exchange Commission declaring effective a registration statement relating to the Sema ADSs and ordinary shares that LHS stockholders will receive; (3) the authorization of the listing of the Sema ADSs on the Nasdaq National Market; (4) the authorization of the listing on the London Stock Exchange and the Paris Bourse of any Sema ordinary shares issued to LHS stockholders in the Merger or upon exchange of Sema ADSs; (5) the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (6) the receipt of any required approval under applicable English or European Union competition laws.

         The Merger Agreement contains a $105 million termination fee, payable to Sema upon certain circumstances described in the Merger Agreement. LHS has also entered into an agreement granting Sema an option to purchase up to 17.5% of its common stock (the "Stock Option Agreement"), which terminates at the termination of the Merger Agreement. A copy of the Stock Option Agreement is included herein as Exhibit 2.2.

         Certain significant stockholders of both LHS and Sema, including Chairman of the Board of LHS, Hartmut Lademacher, General Atlantic Partners and France Telecom, have entered into stockholder voting agreements under which they have agreed to vote their shareholdings in favor of the Merger.


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         The Merger Agreement and the Stock Option Agreement and the joint press releases are incorporated herein by reference into this Item 5 and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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
2.1 Plan and Agreement of Merger, dated as of March 14, 2000, among LHS Group Inc, Sema Group plc and SG Acquisition Corporation.

2.2 Stock Option Agreement, dated as of March 14, 2000, among LHS Group Inc. and Sema Group plc.

99.1 Joint press releases dated March 15, 2000 announcing the execution of the Merger Agreement.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LHS GROUP INC.
                                            (Registrant)



Date: March 15, 2000                       By:/s/ Scott A. Wharton
                                              ------------------------
                                           Scott A. Wharton
                                           Senior Vice President and
                                           General Counsel


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Exhibit Index


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
2.1 Plan and Agreement of Merger, dated as of March 14, 2000, among LHS Group Inc, Sema Group plc and SG Acquisition Corporation.

2.2 Stock Option Agreement, dated as of March 14, 2000, among LHS Group Inc. and Sema Group plc.

99.1 Joint press releases dated March 15, 2000 announcing the execution of the Merger Agreement.
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